AMENDMENT TO LEASE
THIS AMENDMENT TO LEASE (“Amendment”) is made as of June 1, 2008, by and between UNIVERSITY RESEARCH PARK, INCORPORATED, a Wisconsin non-stock corporation (hereinafter referred to as “Landlord”) and CELLULAR DYNAMICS INTERNATIONAL, INC., a Wisconsin corporation (hereinafter referred to as “Tenant”).
RECITALS
A.Landlord and Tenant entered into that Lease Agreement dated April 25, 2006 (the “Lease Agreement”), as amended by that certain (1) Amendment to Lease dated April 25, 2006 (“Amendment One”); (ii) Amendment to Lease dated August 1, 2006 (“Amendment Two”); (iii) Amendment to Lease dated June 1, 2007 (“Amendment Three”), with respect to portions of the building located at 515/525 Science Drive, Madison, Wisconsin 53711 (collectively, the Lease Agreement, Amendment One, Amendment Two and Amendment Three shall be referenced herein as the “Lease”).
B.    Landlord and Tenant now wish to further amend the Lease as more particularly set forth below.
NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party, the parties hereby agree to amend the Lease as hereinafter set forth, effective as of June 1, 2008.
1.    Section 1.1 of the Lease is hereby deleted in its entirety and the following provision is inserted in its place:
“1.1. Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord on the terms and provisions and subject to the conditions hereinafter set forth in this Lease, approximately 19,943 usable square feet in a building located at 515/525 Science Drive (the “Building”) more particularly described as:
(a)    Suite 100, Suite 200, Storage Room 3 and Storage Room 6, which together consist of approximately 7,998 usable square feet of space;
(b)    Suite 210 and Storage Room 8, which together consist of approximately 4,283 usable square feet of space;
(c)    Approximately 4,282 usable square feet of the 4,706 total usable square feet of Suite 205 (the “CDI Portion of Suite 205”) and Storage Room 5, which CDI Portion of Suite 205 and Storage Room 5 together consist of approximately 4,877 usable square feet of space; and

(d)    Suite 110 and Storage Room 9, which together consist of approximately 2,785 usable square feet of space.
All in Madison, Dane County, Wisconsin, (herein referred to as the “Leased Premises”) and all necessary common areas situated upon the property described in Exhibit A attached hereto (the Property described in Exhibit A is referred to herein as the “Landlord’s Property”). The location of the Leased Premises on the Landlord’s Property is indicated on the map attached hereto as Exhibit B-1, and the floor plan attached hereto as Exhibit B-2.”
2.    The Base Rent Schedule attached to the Lease is hereby deleted in its entirety and replaced with the Base Rent Schedule attached to this Amendment.
3.    All other terms and conditions of the Lease shall remain unchanged and are hereby ratified and confirmed.
The parties hereby cause this Amendment to be effective as of the date first written above.
LANDLORD:
UNIVERSITY RESEARCH PARK, INCORPORATED

By:         /s/ Mark D. Bugher
    Mark D. Bugher,
    Assistant Secretary/Treasurer

TENANT:
CELLULAR DYNAMICS INTERNATIONAL, INC.

By:         /s/ David Sneider
Name:    David Sneider
Title:    Vice President

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